Exhibit 10.16

ASSET SALE AGREEMENT

________________________________________________

Dated as of April 1, 2007

between

SILVER STAR ENERGY, INC.

and

ARCHER EXPLORATION, INC

ASSET SALE AGREEMENT

LIST OF EXHIBITS

                         LETTER

              TITLE

                               A

Hood - Franklin Gas Field (Oil & Gas Land Map)

                               B

List of Leases

                               C

List of Wells

                               D

Personal Property

                               E

Contracts Transferred

                               F

Permits

                               G

Quitclaim Deed

                               H

Bill of Sale

                               I

Assignment and Assumption of Agreements

                               J

Litigation of Claims

                               K

Non Compliant Permits

                               L

Defaulted Leases, Contracts, Taxes

                               M

Unpaid Taxes

                               N

Consents and Preferential Rights

ASSET SALE AGREEMENT

ASSET SALE AGREEMENT

THIS ASSET SALE AGREEMENT (“Agreement”), made as of the ____ day of April, between SILVER STAR ENERGY, INC., a Nevada corporation (“Seller”), with a place of business at 9595 Wilshire Blvd. #900 Beverly Hills, CA 90212; and ARCHER EXPLORATION, INC., a Nevada corporation (“Buyer”), with a place of business at 1701 Westwind Dr., Suite 125, Bakersfield, California 93301.

  RECITALS

Seller desires to sell to Buyer and Buyer desires to purchase from Seller on the terms and conditions set forth in this Agreement those certain oil and gas interests, operating rights, real property, personal property, fixtures and improvements located on the Seller’s real property or leasehold interest and associated assets located in Sacramento County, California.  Accordingly, in consideration of the mutual promises contained herein, the mutual benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.

Sale and Purchase of Assets.

1.1

Assets to be Sold.  Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and receive at “Closing” all of Seller’s right, title and interest in and to the following:

(a)

The oil and gas leases, surface leases and royalties in and to the Hood - Franklin Field generally depicted as to location on the map identified as Exhibit A hereto and more particularly described on the attached “List of Leases” identified as Exhibit B; (collectively, “Property”);

(b)

All oil and gas wells, salt water disposal wells, water wells, injection wells and other wells (collectively “Wells”) located on the Property described on Exhibit C entitled Wells Transferred;

(c)

All equipment, machinery, tanks, fixtures, flowlines, roads, pipelines, pole lines, appurtenances, materials, improvements, and other real, personal, and mixed property (collectively “Personal Property”) located on or used in the operations of or relating to the production on the Property described on Exhibit D entitled Personal Property Transferred;

(d)

All natural gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids, condensate products, crude oil and other hydrocarbons, whether gaseous or liquid, produced from or allocable to the Property after the Effective Date (“Hydrocarbons”);

(e)

All contracts, permits, road use agreements, rights-of-way, easements, licenses, servitudes and agreements relating to the Property, Personal Property and Wells, or the ownership or operation thereof, or the production, treatment, sale, storage or disposal of the Hydrocarbons, water, or substances associated therewith, together with all rights, obligations, privileges, and benefits of Seller hereunder (“Applicable Contracts”) arising on or after the Effective Date described on Exhibit E entitled Applicable Contracts Transferred;

(f)

Originals (if in the possession of Seller or its affiliates, and with a set of copies to be maintained by Seller) of all of the files, records, information and materials relating to the Property, Wells, Personal Property, Hydrocarbons and Applicable Contracts, owned by Seller and which Seller is not prohibited from transferring to Buyer by law or existing contractual relationship (collectively, “Records”), including, without limitation:  (i) lease, land and title records (including abstracts of title, title opinions, certificates of title, title curative documents, division orders, and division order files) (“Land Files”), (ii) the Applicable Contracts; (iii) geophysical, geological, engineering and other technical data, if any, relating to the Wells and Property; and (iv) all well, environmental, and production files (the “Well Files”);

(g)

All franchises, licenses, permits, approvals, consents, certificates and other authorizations and other rights granted by governmental authorities that relate to the Property or the ownership or operation of any thereof (“Permits”) described on Exhibit F entitled Permits Transferred; and

(h)

The Property, Wells, Personal Property, Hydrocarbons, Applicable Contracts, Records, and Permits, are hereinafter collectively referred to as the “Assets.”

1.2

Exclusions and Reservations.  There are no Assets or possessions related to the Hood – Franklin Gas Field excluded from this transaction.

2.

Closing. “Closing” shall mean the date on which the Purchase Price is paid to Seller and the conveyance instruments referred to in Section 9 are delivered to Buyer.  Closing shall occur at office of California Escrow Company located at 1100 Mohawk, Bakersfield, California, on May 1, 2007, at 9:00 a.m. Pacific Standard Time,  unless otherwise agreed to in writing by the parties.

3.

Effective Date.  The effective date of the sale (“Effective Date”) shall be as of 7:00 a.m. Pacific Standard Time on April 1, 2007.

4.

Transfer Date.  The “Transfer Date” of the sale shall be the same time and date of the Closing.

5.

Purchase Price, Payment and Allocations.

5.1

Purchase Price.  Buyer at Closing shall pay to Seller, as consideration for the Assets, a purchase price (“Purchase Price”) of $3,100,000.00.

(a)

The amount of $100.00 will be paid at the opening of the escrow account and will serve as the “Earnest Money Deposit”.

(b)

The balance of the Purchase Price, that being $3,099,900, will be paid to Seller at the Closing.

(c)

Escrow fees are to be split equally by Buyer and Seller and are not to be considered a part of the purchase price.

5.2

Allocations.  Buyer and Seller herein agree upon the allocation of the Purchase Price among the Assets (the “Allocated Values”).  The Allocated Values are:  (a) 2.0% for the surface Assets; (b) 98.0% for the oil and gas Assets; and (c) 0.0% for the Building.  The Seller and the Buyer each agree to file IRS Form 8594 and all tax returns in accordance with the Allocated Values.

6.

Accounting.

6.1

Closing Statement.

(a)

Escrow Company shall deliver to Buyer and Seller not less than one (1) business day before the Transfer Date a statement (“Closing Statement”) setting forth all cost and revenues from operations prior to the Effective Date.

(b)

Buyer shall prepare and deliver to Escrow Company a statement (“Closing Statement”) setting forth and reconciling the actual expenses and revenues attributable to the period prior to the Effective Date.  The Closing Statement shall be prepared in accordance with customary accounting principles used in the oil and gas industry.

6.2

Arbitration of Closing Statement.  IF SELLER AND BUYER CANNOT AGREE UPON THE CLOSING STATEMENT, THE BAKERSFIELD OFFICE OF A MUTUALLY AGREED UPON ACCOUNTING FIRM SHALL BE DESIGNATED TO ACT AS AN ARBITRATOR AND TO DECIDE ALL POINTS OF DISAGREEMENT WITH RESPECT TO THE FINAL SETTLEMENT STATEMENT, SUCH DECISION TO BE BINDING ON BOTH PARTIES.  IF SUCH FIRM IS UNWILLING OR UNABLE TO SERVE IN SUCH CAPACITY, SELLER AND BUYER SHALL ATTEMPT TO, IN GOOD FAITH, DESIGNATE ANOTHER ACCEPTABLE PERSON AS THE SOLE ARBITRATOR UNDER THIS SECTION 6.  IF THE PARTIES ARE UNABLE TO AGREE UPON THE DESIGNATION OF A PERSON AS SUBSTITUTE ARBITRATOR, THEN SELLER OR BUYER, OR BOTH OF THEM, MAY IN WRITING REQUEST THE JUDGE OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA SENIOR IN TERM OF SERVICE TO APPOINT THE SUBSTITUTE ARBITRATOR.  THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE TERMS OF SECTION 32.1.

6.3

Payment.  Within five (5) business days after the agreement of Seller and Buyer on the Closing Statement or after the decision of the arbitrator, Buyer or Seller, as the case may be, shall promptly make a cash payment to the other equal to the sums as may be found to be due in the Closing Statement.  Thereafter, additional proceeds received by or expenses paid by either Seller or Buyer for or on behalf of the other shall be settled by invoicing the other party for expenses paid or remitting to the other party any proceeds received within 10 days of receipt of such invoice.

7.

Sales Tax and Use Taxes.  Buyer shall be responsible for all sales, use, transfer and similar taxes arising out of the sale of the Assets. Upon request of Seller, Buyer shall provide evidence of payment of such taxes and shall hold harmless Seller from same in accordance with this Section.  If Buyer holds a direct payment permit which is valid at the time of the Closing, Buyer shall assume all responsibility for remitting to the appropriate taxing authority the state and local sales and use taxes due, and shall provide Seller with any exemption certificates or other documentation required under applicable law in lieu of paying Seller the taxes due.  Buyer shall hold harmless and shall indemnify Seller for any sales or use taxes assessed against Seller by any taxing authority in respect of this sale, including the amounts of any penalties, interest and attorneys’ fee, unless such penalties, interest or attorney’s fees accrue through the sole fault or negligence of Seller.  Any reasonable legal expenses incurred by Seller to reduce or avoid any of the aforementioned taxes, shall be paid or reimbursed by Buyer.  Buyer shall make timely payment of any taxes required to be paid by it hereunder subject to any dispute or contest by Buyer with any taxing authority related to such taxes.

8.

Sale and Transfer of Ownership.

8.1

Assets Sold As Is.  SUBJECT TO THE TERMS OF THIS AGREEMENT, THE ASSETS TO BE CONVEYED BY SELLER TO BUYER SHALL BE CONVEYED “AS IS, WHERE IS” PURSUANT TO EXHIBITS G, H AND I (I.E., THE QUITCLAIM DEED, THE BILLS OF SALE, AND THE ASSIGNMENT AND ASSUMPTION OF AGREEMENTS, RESPECTIVELY), AND ACCORDING TO THE REQUIREMENTS OF ANY FEDERAL, STATE OR LOCAL AGENCY.

8.2

Assets Sold Subject to All Servitudes.  Seller shall deliver the Assets to Buyer on the Transfer Date subject to the reservations, limitations, conditions and restrictions in existence on the Effective Date and contained in this Agreement and the instruments of conveyance referenced herein.

8.3

Notices and Consents. Buyer shall be responsible for obtaining all necessary governmental and contractual consents, and providing all required notices in a timely fashion.  Seller agrees, at Buyer’s request, to assist Buyer in obtaining such consents.

9.

Closing.

9.1

Deliveries at Closing.

(a)

Buyer shall deliver to Seller at or before Closing the following:

(i)

The Purchase Price;

(ii)

Duplicate original Assignments and Assumption of Agreements, as attached as Exhibit I, concerning the Property, Wells, Hydrocarbons, Applicable Contracts and Permits duly executed by Buyer; and

(iii)

Such other instruments or documents as Seller may reasonably request of Buyer to consummate the transaction contemplated herein.

(b)

Seller shall deliver to Buyer at Closing the following:

(i)

Original Quitclaim Deed, attached as Exhibit G, in favor of Buyer conveying the Property duly executed and acknowledged by Seller, which will be recorded by Buyer at Buyer’s expense;

(ii)

Bill of Sale, attached as Exhibit H, in favor of Buyer conveying the Personal Property located on the Property and the Records, duly executed by Seller;

(iii)

Duplicate original Assignments and Assumption of Agreements, attached as Exhibit I, concerning the Property, Wells, Hydrocarbons, Applicable Contracts and Permits duly executed by Seller;

(iv)

Such other instruments or documents as Buyer may reasonably request of Seller to consummate the transaction contemplated herein.

9.2

Seller’s Conditions Precedent to Closing.  The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to each of the following conditions:

(a)

Buyer shall have performed and complied with all terms of this Agreement required to be performed or complied with by Buyer prior to Closing and shall not otherwise be in breach;

(b)

No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which might restrain, prohibit or invalidate any of the transactions contemplated by this Agreement.

(c)

Buyer shall have delivered the funds and documents described in Section 9.1(a); and

(d)

The representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects on the Closing Date as though made on and as of such date.

9.3

Buyer’s Conditions Precedent to Closing.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to each of the following conditions:

(a)

Seller shall have performed and complied with all terms of this Agreement required to be performed or complied with by Seller prior to Closing and shall not otherwise be in breach;

(b)

No material failure of Seller’s title to the Property or failure of the parties to secure a material consent necessary for Buyer to acquire Seller’s Assets pursuant to this Agreement shall have occurred;

(c)

Seller shall have delivered the documents described in Section 9.1(b);

(d)

Seller shall deliver all assets free and clear of all encumbrances; and

(e)

The representations and warranties of Seller contained in this Agreement shall be true and accurate in all material respects on the Closing Date as though made on and as of such date.

10.

Representations and Warranties of Seller.

Seller represents and warrants to Buyer as follows:

10.1

Organization.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to transact business in California and in each jurisdiction where the nature and extent of its business and properties require the same in order for it to perform its obligations under this Agreement.

10.2

Authority and Authorization.  Seller has full corporate power and authority to carry on its business as presently conducted, to execute, deliver and comply with the terms and provisions of this Agreement and to perform all of its obligations under this Agreement.

10.3

Enforceability.  This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  At the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered and shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms.

10.4

Litigation and Claims.  Except as is set forth on Exhibit J Litigation and Claims or except for those items which would not have a Material Adverse Effect (a) no claim, demand, filing, investigation, administrative proceeding, action, suit or other legal proceeding is pending for which Seller has been personally served or received written notice of or for which Seller has actual knowledge of, or, to Seller’s Knowledge as defined herein, threatened, with respect to the Assets or the ownership or operation of any thereof, other than proceedings relating to the oil and gas industry generally and as to which Seller is not a named party; (b)  no written notice from any governmental authority has been received by Seller (i) claiming any violation or repudiation of the Assets or any violation of any law, rule, regulation, ordinance, order, decision or decree of any governmental authority (ii) requiring any work, repairs, construction, alterations, installations, remediation, response, removal or abatement actions or restoration in connection with or related to the Assets or the ownership or operation of any thereof.  As used in this Agreement, “Material Adverse Effect” shall mean a material adverse effect on the title, condition or use of the Assets or results of operations from the Assets taken as a whole.

(a)

Seller agrees to indemnify and hold Buyer harmless, including reasonable legal fees and costs, in the event that any Litigation or Claim is made in relation to this transaction or the Assets involved, whether currently known or unknown, or filed and or made at any time prior to one year from the date of this Asset Sales Agreement.

10.5

Compliance with Permits.  Except as is set forth on Exhibit K entitled Noncompliance with Permits or except for those items which would not have a Material Adverse Effect, to Seller’s Knowledge (and without imputing constructive knowledge of any laws, rules, regulations, ordinances, orders, decisions and decrees):  Permits with regard to the ownership or operation of the Assets have been obtained and maintained in effect and no violations exist in respect to such Permits.

10.6.

Non default of Oil and Gas Leases, Contracts and Taxes.  Except as is set forth on Exhibit L Defaulted Leases, Contracts and Taxes or except for those items which would not have a Material Adverse Effect, to Seller’s Knowledge (and without imputing constructive knowledge of any laws, rules, regulations, ordinances, orders, decision and decrees):

(a)

the oil and gas leases related to the Property are in full force and effect, no notice of default or demands have been received by Seller, and to Seller’s Knowledge all costs incurred in connection with the operation of the Assets have been fully paid and discharged in accordance with the terms of payment therefore, including rentals and royalties;

(b)

no default exists under the Applicable Contracts related to the Property; and

(c)

all taxes related to the Property and Building have been paid except those taxes which are non delinquent or are being contested in good faith by the Seller, as shown on Exhibit M entitled Unpaid Taxes.

10.7

Consents and Preferential Rights.  Except as described in Exhibit N, entitled Consents to Assignments and Preferential Purchase Rights, the Assets are not subject to any consents to assignments or preferential rights to purchase.

10.8

Clear Title.  Title to all assets is free and clear of all encumbrances.

11.

Representations and Warranties of Buyer.

Buyer represents and warrants to Seller as follows:

11.1

Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to transact business in California and in each jurisdiction where the nature and extent of its business and properties require the same in order for it to perform its obligations under this Agreement.

11.2

Authority and Authorization.  Buyer has full corporate power and authority to carry on its business as presently conducted, to execute, deliver and comply with the terms and provisions of this Agreement, and to perform its obligations under this Agreement.

11.3

Enforceability.  This Agreement has been duly executed and delivered on behalf of Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  At the Closing all funds, documents and instruments required hereunder to be executed and delivered by Buyer shall be duly executed and delivered and shall constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms.

11.4

Financial Condition.  Buyer has the financial resources to perform its obligations and consummate the transactions contemplated under this Agreement.

12.

Title Matters.

12.1

Asset Title Review.  Seller shall make available until Closing for Buyer’s review, such title information and abstracts as may then be available in Seller’s files.  Seller also agrees to provide originals to Buyer of all documents, reports, or similar information, if available, in Seller’s files, which document and evidence Seller’s ownership of the real property and working interest portions of the Assets being conveyed hereunder, as well as copies of any contracts, agreements or similar documents which benefit or obligate Seller as to the Assets or the production there from, i.e., production purchase contracts with third parties including accounting records thereto. Seller shall not perform any additional title work, and any existing abstracts and title opinions will not be made current by Seller.  NO WARRANTY OF ANY KIND IS MADE BY SELLER AS TO THE COMPLETENESS OR ACCURACY OF INFORMATION SO SUPPLIED, and Buyer agrees that any conclusions drawn there from shall be the result of its own independent review and judgment .

12.2

Limited Warranty of Title.  The title to the Assets shall be subject to all matters appearing of record or that can be ascertained by an inspection thereof and shall be conveyed to Buyer without any warranty of title, express or implied, except that Seller will warrant clear title, for its interests in the Property, to Buyer against any action by any party claiming an interest in the Property or any part thereof by, through or under the Seller.  The cost of title insurance, if requested by the Buyer, shall be borne by Buyer.

12.3

No Warranty as to Records.  Buyer acknowledges the Records are transferred without warranty or representation as to accuracy or completeness.  In no event shall the Seller have any liability whatsoever with respect to the use of or reliance on the Land Files and Well Files .

1 2.4

Right-of-Way Reservation.  Buyer’s title shall be subject to all easements and rights-of-way of any kind or nature standing in the name of, reserved by or granted by Seller, Seller’s predecessors, subsidiaries or affiliates, any predecessor, subsidiary or affiliate, any predecessor, subsidiary or affiliate, related to the Assets, whether or not such rights appear of record and whether or not identifiable by inspection of the real property.  Buyer’s title shall also be subject to all equipment, pipelines, power lines and other facilities used in association with such easements and rights-of-way.

13.

Operation of the Assets Prior to Closing. From the date hereof until Closing, Seller, if within its reasonable power to do so:  (1) shall not create any lien, security interest or other encumbrance with respect to its interest in the Assets or enter into any agreement for the sale, disposition or encumbrance of any of its interest in the Assets, or dedicate, sell, encumber or, without notifying Buyer, dispose of any oil and gas production, except in the ordinary course of business; (2) shall maintain all material agreements comprising or affecting the Assets in full force and effect and comply with all express or implied covenants contained therein; (3) shall pay or cause to be paid all material costs and expenses incurred in connection with its interest in the Assets before the earlier of forty-five (45) days from receipt or the date on which they became delinquent.

14.

Buyer’s Acceptance of the Assets.

14.1.

Assumption of Risk.  Buyer assumes the risk of condition of the Assets for any occurrences or conditions occurring after sale of the Property.

14.2

Assets Sold As Is Without Warranty.  THE ASSETS ARE SOLD “AS IS, WHERE IS” AND SELLER MAKES NO WARRANTY OR REPRESENTATION, WHETHER EXPRESS OR IMPLIED IN FACT OR IN LAW, OF MERCHANTABILITY, FITNESS FOR ANY PURPOSE, STATE OF REPAIR, CONDITION OR SAFETY OF THE REAL OR PERSONAL PROPERTY, NOR COMPLIANCE WITH APPLICABLE LAW, RULE, ORDER AND REGULATION, CONCERNING THE ASSETS.

15.

Physical Condition of the Assets.

15.1

Unknown Physical Condition.  The Assets have been used for oil and gas drilling and producing operations, related oilfield operations and possibly for the storage and disposal of waste materials or hazardous substances.  Physical changes in the land may have occurred as a result of such uses.  The Assets contain buried pipelines and other equipment, whether or not of a similar nature, the locations of which is not now in the knowledge of Seller’s current employees, not easily determined by an examination of Seller’s records, or readily apparent by a physical inspection of the property.  Buyer understands that Seller does not have the requisite information with which to determine the exact nature or condition of the Assets nor the effect any such use has had on the physical condition of the Assets.

15.2

Buyer Acknowledgements.  Buyer acknowledges that:

(a)

It has entered into this Agreement on the basis of its own investigation of the physical condition of the Assets, including subsurface condition;

(b)

The Assets have been used in the manner and for the purposes set forth above and that physical changes to the Assets may have occurred as a result of such use;

(c)

Pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65), Buyer is hereby notified and assumes the risk that detectable amounts of chemicals known to the State of California to cause cancer, birth defects and other reproductive harm may be found in, on or around the Assets;

(d)

California Health and Safety Code Section 25359.7 provides that any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substances as defined under California law, has come to be located on or beneath that real property shall, prior to the sale of that real property by that owner, give written notice of that condition to the Buyer of that real property.  Buyer acknowledges that one or more hazardous substances, as defined under California law, may have come to be located in or on the Assets;

(e)

Buyer acknowledges that some or all of the Assets may be situated in a seismic hazard zone as designated under Seismic Hazards Mapping Act (Public Resources Code Section 2690-2699.6).  Buyer and Seller agree that the Assets shall be deemed to be within a Seismic Hazard Zone for all purposes related to this Agreement;

(f)

Buyer acknowledges that the Assets may be situated in an Earthquake Fault Zone under the Alquist-Priolo Earthquake Fault Zoning Act (Cal. PRC Sections 2621-2630) and the construction or development on the Assets of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in California, unless such report is waived by the city of county under the terms of that Act.  Buyer and Seller agree that the Assets shall be deemed to be within an Earthquake Fault Zone for all purposes related to this Agreement.

(g)

Buyer shall assume the risk that the Assets may contain wastes or contaminants and that adverse physical conditions, including the presence of wastes or contaminants may not have been revealed by Buyer’s investigation.  Upon closing, all responsibility and liability related to disposal, spills, waste, or contamination on and below the Assets shall be transferred from Seller to Buyer.

16.

Buyer’s Investigation; Assumption and Retention of Liabilities.

16.1

Inspection of Assets.  Buyer shall conduct a thorough environmental and physical condition assessment of the Assets.  Buyer and its agents shall have the right to enter upon and within the Assets and all buildings and improvements thereon, inspect the same, conduct soil and water tests and borings, and generally conduct such tests, examinations, investigations and studies as may be necessary or appropriate in Buyer’s sole judgment for the preparation of appropriate engineering and other reports and judgments relating to the Assets, their condition, and the presence of waste or contaminants.   Buyer shall keep any data or information acquired by all such examinations and the results of all analyses of such data and information strictly confidential and not disclose same to any person or agency without the prior written approval of Seller; provided that, if Buyer or its agents obtain information that subjects it to any reporting requirement or duty to disclose under any environmental law, Buyer shall not be required to obtain Seller’s approval prior to making the required report or disclosure, but Buyer shall notify Seller that it has made the required report or disclosure within a reasonable time.  Buyer shall also supply a copy of any data or information compiled by Buyer to Seller if requested, at no cost to Seller. Should Buyer receive a written third party environmental review or assessment and should the transaction contemplated by this Agreement fail to close, the environmental review or assessment shall become the property of the Seller. Buyer shall furnish Seller copies of all information to any such environmental assessment.

16.2

Release and Insurance.  Buyer is hereby granted access to the Assets prior to Closing to conduct its environmental and physical assessment upon the following conditions:

(a)

Buyer waives and releases all claims against Seller, its directors, officers, employees and agents for injury to or death of persons or damage to property arising in any way from the exercise of rights granted to Buyer hereby or the activities of Buyer or its employees or agents on the Assets.  Buyer shall indemnify Indemnitees (as defined in this Agreement) against and hold each and all of said Indemnitees harmless from any and all loss, cost, damage, expense or liability, including attorneys’ fees, whatsoever arising out of (i) any and all statutory or common law liens or other encumbrances for labor or materials furnished in connection with such tests, samplings, studies or surveys as Buyer may conduct with respect to the Assets, and (ii) any injury to or death of persons or damage to property occurring in, on or about the Assets as a result of such exercise or activities (except where any such injury or damage is caused solely by the gross negligence or willful misconduct of any of said Indemnitees).

(b)

Buyer shall obtain and maintain comprehensive public liability and property damage insurance with respect to the exercise by Buyer and its agents of the rights granted in this Section 16, which insurance shall:  (i) be obtained from and maintained with an insurer acceptable to Seller, (ii) have limits of not less than $1,000,000 per occurrence of death or injury and $1,000,000 for property damage, (iii) cover Buyer’s obligations under the indemnity provisions of this Section 16, (iv) name Seller as additional insured, and (v) contain a provision pursuant to which the insurer agrees not to cancel or modify the insurance coverage without furnishing at least thirty (30) days’ prior written notice to Seller.  Prior to any exercise of the rights granted hereby, Buyer shall furnish to Seller a certificate evidencing the existence of the insurance required hereunder.

16.3     Buyer’s Indemnification and Assumption of Obligations.  Upon Closing, to the fullest extent provided by law, Buyer shall assume full responsibility for the Assets and the ownership or operation thereof and shall release, indemnify, hold harmless and defend Indemnitees from and against all loss, liability, claims, fines, expenses, costs (including attorneys’ fees and expenses) and causes of action arising with respect thereto, including but not limited to, plugging and abandonment of existing wells, liability for previously plugged and abandoned wells, the restoration of the surface of the land as may be required under the applicable lease or as may be required by any federal, state or local agency having jurisdiction over well abandonments or surface restorations.

17.

Assumption of Environmental Liabilities.  Upon Closing, Buyer, to the maximum extent permitted by law, shall assume all Environmental Liabilities of every kind and character relating to the Assets and shall indemnify and release the Indemnitees from all such Environmental Liabilities.  For the purpose of this Agreement, Indemnitees shall include Seller, its subsidiaries, affiliates, and parent companies, their employees, officers, directors, shareholders, agents, representatives and all of their respective successors and assigns.  As used in this Agreement, the term “Environmental Liabilities” shall mean any and all liabilities occurring before or after the Effective Date arising from, based upon, associated with or related to (i) any Environmental Claim, (ii) any Permit, (iii) any environmental law, (iv) any condition related to the character or suitability of the Property for real estate development including but not limited to the soil, subsurface geologic or ground water condition or the presence of waste, natural seeps or erosion, or the design or condition of materials and structures on the Property, or (v) the presence, handling, management, storage, transportation, processing, treatment, disposal, release, threatened release, migration or escape of environmental contaminants, (including, without limitation, all costs arising under any theory of recovery, in law or at equity), whether based on negligence, strict liability, or otherwise, including without limitation, remediation, removal, response, restoration, abatement, investigative, monitoring, personal injury, and property damage costs and all other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations (including interest paid or accrued, attorneys’ fees, and court costs).  As used herein, “Environmental Claim” shall mean any environmental or health and safety claim, demand, filing, investigation, administrative proceeding, action, suit or other legal proceeding, whether direct, indirect, contingent, pending, threatened or otherwise arising from, based upon, associated with or related to the Assets or the ownership or operation of any thereof.

17.1

Buyer’s Indemnification and Assumption of Environmental Risks.  Upon Closing to the fullest extent permitted by law, Buyer, on behalf of itself, its successors and assigns assumes full responsibility for, and agrees to release, indemnify, hold harmless and defend Indemnitees from and against all loss, liability, claims, fines, expenses, costs (including attorney’s fees and expenses) and causes of action caused by or arising out of any past, current or hereinafter enacted federal, state or local laws, rules, orders, regulations and amendments thereto, applicable to Environmental Liabilities or directly or indirectly related to any Environmental Claims.  This indemnification and assumption shall apply to liability for any environmental response actions undertaken pursuant to the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), the California Environmental Quality Act (CEQA), or any other federal, state or local law.  Without limiting the generality of the foregoing, this indemnity is intended to operate as an agreement pursuant to 42 U.S.C. § 9607(e) and California Health and Safety Code § 25364 to hold harmless the Indemnitees from any liability pursuant to such sections.

18.

Compliance.  Buyer shall comply with all applicable laws, rules ordinances and regulations, and Seller shall cooperate with Buyer in securing the assignment to Buyer of all environmental related Permits relating to the Assets in a timely manner, and in all cases prior to the time such transfers are required to be completed by the relevant environmental law. Seller further covenants to cooperate with Buyer after the Closing in assigning all environmental related Permits. Buyer shall comply with all covenants in the instruments of record in the chain of title to the Assets and with all terms and provisions, expressed or implied, in the agreements, deeds, and leases to which the Assets are subject.

19.

Termination and Effects of Termination.

19.1

Termination.  Seller and Buyer may terminate this Agreement as follows:

(a)

This Agreement and the transactions contemplated herein may be completely terminated at or prior to Closing by mutual written agreement of Seller and Buyer.

(b)

If any of the conditions precedent to the obligations of Seller under Section 9.2 of this Agreement have not been satisfied or waived as of the Closing Date, then Seller may terminate this Agreement.

(c)

If any of the conditions precedent to the obligations of Buyer under Section 9.3 of this Agreement have not been satisfied or waived as of the Closing Date, then Buyer may terminate this Agreement.

(d)

Prior to the Closing, if all or any portion of the Assets shall be destroyed by fire or other casualty, or any portion of the Assets shall be taken in condemnation or under the right of eminent domain or proceedings for such purposes shall be pending or threatened, either Buyer or Seller may elect to terminate this Agreement, provided the proportionate share of the Purchase Price allocable to that portion of the Assets which are affected by such casualty or proceedings exceeds fifteen percent (15%) of the Purchase Price.  If not so terminated, this Agreement shall remain in full force and effect notwithstanding any such casualty or proceedings and, at the Closing, a proportionate share of the Purchase Price allocable to that portion of the Assets which are affected by the casualty or proceedings shall be deducted from the Purchase Price.

(e)

If Buyer determines that either the title to or the environmental condition of the Assets is not satisfactory to Buyer, in its sole discretion, then Buyer may terminate this Agreement provided, however, that Buyer gives Seller written notice of such determination and election to terminate no later than 5:00 p.m. Pacific Standard Time on the thirtieth (30th) calendar day following the date of this Agreement.  After such time, Buyer shall have no right to terminate this Agreement for any title defect or environmental condition relating to the Assets.

19.2     Effects of Termination.

(a)

If this Agreement is terminated pursuant to Section 19.1, the parties shall have no further obligation to one another, except as provided in Sections 19.1, 19.2, 33 and 38, between the parties or as may be expressly set forth in the instrument of termination.

(b)

Seller shall be free, immediately following any termination to enjoy all rights of the ownership and to sell, transfer, encumber or otherwise dispose of the Assets without restriction under this Agreement and Buyer shall be liable for damages if it attempts to interfere in any way with such enjoyment or action by Seller.

20.

Bulk Sales Law Waiver.  Buyer waives compliance with the provisions of any applicable bulk sales law.

21.

Brokers’ or Finders’ Fees.  Seller and Buyer warrant that neither has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees or commissions relating to this Agreement for which the other shall have responsibility.  Except as otherwise provided herein, all fees, costs and expenses incurred by Seller or Buyer relating to this Agreement shall be paid by the party incurring the same.  All recording and transfer fees shall be paid by Buyer.

22.

Notices.  All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, faxed with receipt acknowledged, mailed by registered mail, postage prepaid, or delivered by a recognized commercial courier to the party at the address set forth within this Section 22 or such other address as any party shall have designated for itself by 10 days’ prior written notice to the other party.

Seller	Buyer
Silver Star Energy, Inc. Attn: Robert McIntosh 9595 Wilshire Blvd, #900 Los Angeles, CA 90212 Facsimile No.: 011-52-624-144-6030	Archer Exploration, Inc. Attn: John W. Howe 1701 Westwind Dr. Suite125 Bakersfield, CA 93301 Facsimile No.: (661) 631-1715

23.

Severability.    In the event any covenant, condition, or provisions contained herein is held to be invalid by a court of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision contained herein; provided, however, that any such invalidity does not materially prejudice either the Buyer or Seller in its respective rights and obligations contained in the valid covenants, conditions, and provisions of this Agreement.

24.

Construction of Ambiguity.  Both Buyer and Seller are sophisticated parties engaged in the energy business, each having fully participated in the drafting of the Agreement. In the event of any ambiguity in any of the terms or conditions of this Agreement including any exhibits whether or not placed of record, such ambiguity shall not be construed for or against any party hereto.

25.

Time of Performance.  Time is of the essence in this Agreement and in each and every provision hereof in which time or performance is a factor.

26.

Entire Agreement.  This Agreement constitutes the entire agreement between Seller and Buyer with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings relating to such subject matter, except as may be expressly provided for herein.  No amendment shall be binding unless in writing and signed by representatives of both parties.  Headings used in this Agreement are only for convenience of reference and shall not be used to define the meaning of any provision.  This Agreement is for the benefit of Seller and Buyer only and not for the benefit of third parties.

27.

Assignment.  Prior to Closing, upon any assignment, the assignee will exercise and perform Buyer’s rights and duties under this Agreement; provided, however, that Buyer shall remain responsible to Seller in all respect and will defend, indemnify and hold Seller harmless from any liability, damages or costs including reasonable attorney’s fees, which may arise as a result of the assignment.

28.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAW.

29.

Waiver.  The waiver or failure of either party to enforce any provision of this Agreement shall not be construed or operate as a waiver of any further breach of such provision or of any other provision of this Agreement.

30.

Survival of Agreements.  Except as otherwise specifically provided in this Agreement, all covenants, agreements, representations, warranties and indemnities shall survive the execution of this Agreement, Closing, the delivery and recordation of any deeds, assignments or bills of sale which convey the Assets from Seller to Buyer.

31.

Successors and Assigns.  This Agreement and the provisions herein, which shall survive Closing, shall bind and inure to the benefit and burden of the heirs, successors and assigns of the parties hereto.

32.

Alternative Dispute Resolution.  The parties have agreed on the following mechanisms in order to obtain prompt and expeditious resolution of disputes hereunder:

32.1

Arbitration of Disputes.  ALL DISPUTES BETWEEN THE PARTIES WITH RESPECT TO THIS AGREEMENT SHALL BE SUBMITTED TO BINDING ARBITRATION EITHER IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION OR PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1280 ET SEQ., AT THE OPTION OF THE PARTY INSTITUTING THE ARBITRATION.  ANY DECISION BY SUCH ARBITRATOR SHALL BE BINDING ON THE PARTIES AND JUDGMENT THEREON MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.  IF THE PARTIES ARE UNABLE TO AGREE UPON AN ARBITRATOR WITHIN TEN DAYS OF A WRITTEN REQUEST TO DO SO BY ANY PARTY, THEN ANY PARTY MAY THEREAFTER EITHER PETITION THE COURT TO HAVE ONE APPOINTED PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.6 OR ELECT TO PROCEED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION.  THE ARBITRATOR SHALL BE A RETIRED JUDGE OR A LAWYER EXPERIENCED IN THE SUBJECT MATTER OF THE DISPUTE.

NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE

UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.  WE

HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT

DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

INITIAL HERE:   Seller (        )       Buyer (        )

32.2

Cooperation.  The parties shall diligently cooperate with one another and the arbitrator(s) appointed to resolve the dispute, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute.  If either party refuses to diligently cooperate, and the other party, after first giving notice of its intent to rely on the provisions of this Section 32.2, incurs additional expenses or attorneys’ fees solely as a result of such failure to diligently cooperate, the arbitrator(s) may award such additional expenses and attorneys’ fees to the party giving such notice, even if such party is not the prevailing party in the dispute.

32.3

Allocation of Costs.  The cost of the proceeding shall be borne equally by the parties to the dispute.  If either party refuses to pay his share of the costs of the proceeding, at the time(s) required, the other party may do so, in which event that party will be entitled to recover (or offset) the amount advanced, with interest at the maximum rate permitted by law, even if that party is not the prevailing party.  The arbitrator(s) shall include such costs in his judgment or award.  Notwithstanding the foregoing, if one party prevails on each issue in dispute, and the arbitrator makes a finding that the claims or defenses of the non prevailing party were wholly without merit, then the prevailing party shall be entitled to recover reasonable attorney’s fees and the cost of arbitration.

32.4

Extraordinary Relief.  The provisions of this Section 32.4 do not preclude any party from initiating a proceeding, in a court of competent jurisdiction, for the purpose of obtaining any emergency or provisional remedy which may be necessary to protect its rights, including without limitation temporary and preliminary injunctive relief, attachment, claim and delivery, receivership and any extraordinary writ.

33.

Confidentiality.  Buyer acknowledges that all information furnished or disclosed pursuant hereto must remain confidential.  Buyer may disclose such information only to its subsidiaries or affiliates, directors, officers, employees, agents, consultants, legal counsel, financial advisors, lenders and  representatives (herein “Representatives”) who have agreed in writing, prior to being given access to such information, to be bound by the terms of this Agreement.  An original of the signed agreement(s) of the Representatives will be furnished to Seller upon request.  In the event that Closing of the transactions contemplated by this Agreement does not occur for any reason, Buyer and its Representatives shall promptly return to Seller any and all materials and information, including any notes, summaries, compilations, analyses or other material derived from the inspection or evaluation of such material and information, including any written report under Section 17.1 without retaining copies thereof.

34.

Authority of Seller.  Seller has full power and authority and has taken all requisite action, corporate or otherwise, to authorize Seller to execute and deliver this Agreement, any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby.  The obligation imposed on seller by this Agreement, or by any agreement or document contemplated hereby, constitutes the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms.

35.

Further Assurances.  Buyer and Seller agree to execute and deliver to the other all division orders, transfer orders and all other documents necessary to fully vest in the parties the rights, obligations and benefits acquired pursuant to this Agreement.

36.

No Partnership.  Nothing herein shall be construed to form a partnership, joint venture or other cooperative entity between Seller and Buyer and each party hereto shall be responsible for, and shall discharge, its obligations hereunder.

37.

Public Announcements.  Without prior consent of the other party (which consent may not be unreasonably withheld), neither party may make any public disclosure or issue any press release or other communication regarding the subject matter of this Agreement, whether directly or indirectly. A party shall have 24 hours exclusive of Saturdays, Sundays and legal holidays, to respond to a proposed disclosure, press release or communication.  Notwithstanding the foregoing, a party may make such disclosures as are required by applicable law or by the rules of a relevant stock exchange, provided however that a party shall promptly advise the other parties that such disclosure is so mandated. For purposes of consultation under this section, the following individuals are designated as primary contacts:

For Seller

For Buyer

Silver Star Energy, Inc. Attn: Robert McIntosh 9595 Wilshire Blvd, #900 Los Angeles, CA 90212 Facsimile No.: 011-52-624-144-6030	Archer Exploration, Inc. Attn: John W. Howe 1701 Westwind Dr. Suite125 Bakersfield, CA 93301 Facsimile No.: (661) 631-1715

38.

Liquidated Damages.   IF THE PURCHASE AND SALE OF THE ASSETS IS NOT CLOSEDAS CONTEMPLATED HEREIN BY REASON OF ANY BREACH OR DEFAULT OR FAILURE TO PROCEED BY BUYER, THEN SELLER SHALL, IN CONSIDERATION OF HOLDING THE ASSETS OFF THE MARKET AND AS LIQUIDATED DAMAGES IN LIEU OF ALL OTHER DAMAGES (AND AS SELLER’S SOLE REMEDY IN SUCH EVENT), RETAIN THE EARNEST MONEY DEPOSIT MADE BY BUYER.  THE PARTIES HEREBY ACKNOWLEDGE THAT THE EXTENT OF DAMAGES TO SELLER OCCASIONED BY SUCH BREACH OR DEFAULT OR FAILURE TO PROCEED BY BUYER WOULD BE IMPOSSIBLE OR EXTREMELY IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE EARNEST MONEY DEPOSIT IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES.  IF THE PURCHASE AND SALE OF THE ASSETS FAILS TO CLOSE FOR ANY OTHER REASON, BUYER SHALL BE ENTITLED TO THE IMMEDIATE RETURN OF THE EARNEST MONEY, THE RECOVERY OF WHICH SHALL BE BUYER’S SOLE REMEDY AGAINST SELLER IN THE EVENT SELLER FAILS TO COMPLY WITH THIS AGREEMENT.

INITIAL HERE:   SELLER (_____)   BUYER (_____)

IN WITNESS WHEREOF the undersigned parties to this Agreement have executed it as of the day and year first mentioned above.

SELLER:

     SILVER STAR ENERGY, INC,              BUYER: ARCHER EXPLORATION, INC.

     a Nevada corporation                                                   a Nevada corporation

By:

               By:_________________________________

       Robert McIntosh                                               John W. Howe

       President                                                           President

3

ASSET SALE AGREEMENT